Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Teladoc, Inc. for the registration of shares of common stock and to the incorporation by reference therein of our report dated September 8, 2016, with respect to the financial statements of HY Holdings, Inc. included in Form 8-K/A on September 8, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

September 30, 2016